FIFTH AMENDMENT TO LEASE AGREEMENT

This FIFTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of this 23rd day of February, 2018 (“Execution Date”), by and between PH STONE MANOR LP, a Delaware limited partnership (hereinafter called “Landlord”), and WINDTREE THERAPEUTICS, INC. (formerly known as Discovery Laboratories, Inc.), a Delaware corporation (hereinafter called “Tenant”).

WHEREAS, Landlord’s predecessor in interest, Stone Manor Corporate Center, L.P. (“SMCC”) and Tenant entered into that certain Office Lease Agreement dated May 26, 2004 (“Original Lease”), as amended by that certain Addendum to Office Lease Agreement between SMCC and Tenant dated of even date as the Original Lease (“Addendum”), as further amended by that certain Commencement Date Agreement between SMCC and Tenant dated January 19, 2005 (“Commencement Date Agreement”), as further amended by that certain First Amendment to Lease Agreement dated April 12, 2007 between TR STONE MANOR CORP., a Delaware corporation (the “Prior Landlord”) and Tenant (the “First Amendment’) and as further amended by that certain Second Amendment to Lease Agreement dated January 3, 2013 between the Prior Landlord and Tenant (the “Second Amendment”) and as further amended by that certain Third Amendment to Lease Agreement dated November 24, 2014 between the Prior Landlord and Tenant (the “Third Amendment”) and as further amended by that certain Fourth Amendment to Lease Agreement dated April 29, 2016 between Landlord and Tenant (the “Fourth Amendment”). The Original Lease, the Addendum, the Commencement Date Agreement, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment are hereinafter collectively referred to as the “Lease”, under which Landlord demised to Tenant the premises consisting of approximately 30,506 rentable square feet of office space on the first and second floors (the “Premises”) in the building commonly known as Stone Manor Corporate Center, 2600 Kelly Road, in Doylestown and Warrington Townships, Pennsylvania, (the “Building”), all as more particularly set forth in the Lease, and

WHEREAS, Landlord and Tenant desire to further amend certain provisions of the Lease, as more particularly set forth in this Amendment,

NOW, THEREFORE, in consideration of the mutual agreement herein set forth, the mutual agreement set forth in the Lease, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant have agreed, and hereby agree that the Lease is amended as follows:

1.     Recitals Incorporated. The recitals set forth above are hereby incorporated by this reference and shall be deemed terms and provisions hereof with the same force and effect as if fully set forth in this Section 1.

2.     Defined Terms. Capitalized terms which are not otherwise defined herein shall be deemed to have the same meanings herein as are ascribed to such terms in the Lease. All references herein to “lease” shall be deemed to be references to the Lease, as amended hereby.

3.     Surrender of Space. On or before March 15, 2018 (the “Surrender Date”), Tenant shall surrender that portion of the Premises consisting of office space on the second floor of the Building totaling 9,317 rentable square feet more clearly set forth on Exhibit A attached hereto (the “Surrendered Premises”). The Surrendered Premises shall be delivered free of all equipment presently in the Surrendered Premises, and free of all tenancies, licensees and occupancies and in broom clean condition. If before the Surrender Date, there is an agreement between Tenant and Charon Planning Corporation (a/k/a NFP) which provides that NFP will take ownership of Tenant’s furniture and cubicles in the Surrendered Premises, such furniture and cubicles may remain in the Surrendered Premises, provided that a fully executed copy of such agreement is delivered to Landlord before the Surrender Date.

4.     Premises; Operating Expenses. As of the Surrender Date, the Premises shall be deemed to consist of a portion of the second floor of the Building and one-half of the first floor of the Building as more clearly set forth on Exhibit B attached hereto and containing 21,189 rentable square feet. From and after the Surrender Date, Tenant’s Building Proportionate Share shall be 34.817%, it being expressly agreed that from and after the Surrender Date, Tenant shall not have any obligation for Building Operating Expenses with respect to the Surrendered Premises nor shall it be obligated to carry insurance with respect to the Surrendered Premises. From and after the date hereof, all “Site Operating Expenses” shall be deemed to be “Building Operating Expenses” and the Tenant’s Site Proportionate Share shall be deemed equal to the Tenant’s Building Proportionate Share.

5.     Base Rent. Commencing on the Surrender Date, the Base Rent shall be as set forth on Exhibit C attached hereto.

6.      Operating Expense Base Year. The Operating Expense Base Year shall remain as set forth in the Second Amendment, that is, 2013.

7.     Landlord Work. Landlord, at its sole cost and expense, shall perform, or cause to be performed, certain work to the Premises, including to build out new demising walls between the Premises and the Surrendered Premises on the second floor and other changes to the Premises as Landlord and Tenant may mutually agree.

8.     Tenant Work. Subject to the terms and conditions of the Lease, Tenant, at its sole discretion, cost and expense, may perform, or cause to be performed, certain work to the Premises on the second floor, including the build out of additional offices, additional work stations and other similar changes to the Premises as Tenant may elect subject to Landlord’s approval which shall not be unreasonably withheld, conditioned or delayed. Prior to commencement of any work on the Premises, Landlord and Tenant shall enter into a work letter in substantially the form of the work letter attached to the Second Amendment which shall provide for terms and conditions of the tenant improvements to be performed by Tenant on the Premises after the Surrender Date. Section 8 of the Second Amendment shall apply to all work to be performed by Tenant to the Premises pursuant to this Section 8.

9.     Termination of Right of First Offer. The parties hereby agree that the Right of First Offer as set forth in Section 5 of the Addendum and Section 11 of the Second Amendment is terminated and without further effect.

10.     End of Temporary Use. Tenant hereby acknowledges that its right to temporarily use the kitchen, conference room and fitness facility totaling 3,670 rentable square feet located in the Ancillary Space (as defined in the Fourth Amendment) as provided in the Fourth Amendment has terminated.

11.     Security Deposit. The parties acknowledge that as of the Surrender Date, the security deposit currently in the form of a Letter of Credit in the amount of $225,000.00, may be reduced to $140,000 and such Letter of Credit as reduced shall thereafter be renewed each year in such amount until the Revised Expiration Date (as defined in the Fourth Amendment). Landlord shall cooperate with Tenant’s and its lender in the amendment, or replacement, as the case may be, of the current Letter of Credit.

12.     Broker. Tenant represents and warrants to Landlord that Jones Lang LaSalle Brokerage (the “Broker”) is the sole broker with whom Tenant has negotiated in bringing about this Amendment to the Lease and Tenant agrees to indemnify and hold Landlord and its lender harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Landlord and Tenant. Landlord shall pay a brokerage commission to the Broker pursuant to a separate written agreement. In no event shall Landlord’s lender have any obligation to any broker involved in this transaction.

13.     Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.

14.     Time is of the Essence. Time is of the essence for this Amendment and the Lease and each provision hereof and thereof.

15.     Entire Agreement. This Amendment and the Lease contain the entire agreement between Landlord and Tenant with respect to Tenant’s leasing of the Premises. Except for the Lease and this Amendment, no existing agreements or understandings with respect to the Premises shall be valid or of any force or effect.

16.      Severability. If any provision of this Amendment or the application thereof to any person or circumstance is or shall be deemed illegal, invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect and this Amendment shall be interpreted as if such illegal, invalid or unenforceable provision did not exist herein.

17.     Lease in Full Force and Effect. Except as modified by this Amendment, all the terms, conditions, agreements, covenants, representations, warranties and indemnities contained in the Lease remain in full force and effect. In the event of any conflict between the terms and conditions of this Amendment and the terms and conditions of the Lease, the terms and conditions of this Amendment shall prevail.

18.     Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

19.     Integration of this Amendment and the Lease. This Amendment and the Lease shall be deemed to be, for all purposes, one instrument. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall, in all instances, control and prevail.

20.     Patriot Act. Landlord and Tenant represent and warrant that they are not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by the United States Treasure department as a Specially Designated National and Blocked Person, or for or behalf of any person, group, entity, or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and that they are not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity, or nation. Each party hereby agrees to defend, indemnify, and hold harmless the other party from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorneys’ fees and costs) arising from or related to any breach f the foregoing representation and warranty.

21.     Exculpation. It is understood and agreed expressly by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements made herein or in the Lease on the part of Landlord, while in form purporting to be the representations, warranties, covenants, undertakings and agreements made herein or in the Lease on the part of Landlord, are nevertheless each and every one of the them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Landlord or for the purpose or with the intention of binding, Landlord personally, but are made and intended for the purpose only of subjecting Landlord’s interest in (i) the Building, (ii) the Premises, (iii) the building located at 2600 Kelly Road, in Doylestown and Warrington Townships, Pennsylvania (the “2600 Building”) to the terms of this Amendment and the Lease and for no other purpose whatsoever, and in case of default hereunder by Landlord, Tenant shall look solely to the interest of Landlord in the Building, and the 2600 Building; that Landlord shall have no personal liability whatsoever to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, contained herein; and that no personal liability or personal responsibility of any sort is assumed by, nor shall at any times be asserted or enforceable against, said Landlord, individually or personally, on account of any representation, warranty, covenant, undertaking or agreement of Landlord in this Amendment or the Lease contained, either express or implied, all such personal liability, if any, being expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

22.     Lender Approval. Anything in this Amendment to the contrary notwithstanding, this Amendment is subject to and conditioned upon, the approval of Landlord’s lender to this Amendment. Landlord agrees that once this Amendment is fully executed, it shall promptly submit this Amendment for formal written approval and shall provide such information as the lender may reasonably require, but in no event shall Landlord be obligated to pay any fee or modify the terms of its loan with such lender in order to obtain lender consent. Landlord shall promptly notify Tenant once it receives a response from its lender to the request for consent to this Amendment.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

WITNESS:                                                                                             LANDLORD:

                                                                                                                 PH STONE MANOR LP,

                                                                                                                 a Delaware limited partnership

                                                                                                                 By: PH Stone Manor Management LLC

                                                                                                                 Its general partner

By:        /s/ Cessily Carroll                                                                      By:     /s/ John Vander Zwaag

Name:   Cessily Carroll                                                                           Name:  John Vander Zwaag

                                                                                                                 Its:       President

WITNESS:                                                                                              TENANT:

                                          WINDTREE THERAPEUTICS, INC.,

                                          F/K/A DISCOVERY LABORATORIES, INC.
                                          A Delaware Corporation

               By:       /s/ Kathleen W. Fitzgibbon                                                          By:      /s/ Craig Fraser

                                                                                                                                 Name:  Craig Fraser

               Name:   Kathleen W. Fitzgibbon                                                              Its:        President and Chief Executive Officer